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                                                                     EXHIBIT 5.4


                [LETTERHEAD OF STEWART MCKELVEY STIRLING SCALES]



Suite 900                     Correspondence:      Telephone:902.420.3200     CHARLES S. REAGH
Purdy's Wharf Tower One       P.O. Box 997         Fax:    902.420.1417       Direct Dial: 902.420.3335
1959 Upper Water Street       Halifax, NS          halifax@smss.com           Direct Fax:  902.496.6173
Halifax, NS                   Canada  B3J 2X2      www.smss.com               csr@smss.com
Canada  B3J 3N2
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File Reference: NS2031-1149

April 4, 2002

CALPINE CORPORATION
CALPINE CANADA ENERGY FINANCE I ULC
CALPINE CANADA ENERGY FINANCE II ULC


Dear Sirs:

RE:   CALPINE CORPORATION (THE "COMPANY") -
      CALPINE CANADA ENERGY FINANCE ULC ("ENERGY FINANCE")
      CALPINE CANADA ENERGY FINANCE II ULC ("ENERGY FINANCE II")

We have acted as special Nova Scotia counsel to Energy Finance and Energy
Finance II in connection with the shelf registration under the Securities Act of 1933, as amended (the "1933 ACT"), pursuant to the Registration Statement on Form S-3 (File No. 333-76880) initially filed with the Securities and Exchange
Commission on January 17, 2002 and amended on April 4, 2002 (such Registration
Statement, which includes, pursuant to Rule 429(a) under the Securities Act, the various securities identified on the cover page of Amendment No. 1 and in Footnote 8 to the Calculation of Registration Fee table therein, as the same may be amended or supplemented from time to time, is herein referred to as the "REGISTRATION STATEMENT") with respect to, among other securities, (i) the Company's common stock, par value $.001 per share, preferred stock, par value
$.001 per share (the "PREFERRED SECURITIES"), unsecured debt securities (the
"DEBT SECURITIES") and depositary shares (the "DEPOSITARY SHARES"), evidenced by depositary receipts (the "DEPOSITARY RECEIPTS"), each representing a fractional interest in a share of Preferred Securities; (ii) unsecured debt securities of Energy Finance (the "ENERGY FINANCE DEBT SECURITIES") fully and unconditionally guaranteed by the Company, (iii) unsecured debt securities of Energy Finance II
(the "ENERGY FINANCE II DEBT SECURITIES") fully and unconditionally guaranteed by the Company and (iv) the associated guarantees issued by the Company with respect to the Energy Finance Debt Securities (the "ENERGY FINANCE GUARANTEES") and the Energy Finance II Debt Securities (the "ENERGY FINANCE II GUARANTEES" and, together with the Energy Finance Guarantees, the "GUARANTEES"). The Debt
Securities are to be issued pursuant to an indenture, dated as of August 10, 2000, between the Company and Wilmington Trust Company, as Trustee (the
"TRUSTEE"), which is incorporated by reference as an exhibit to the Registration
Statement. The Energy Finance Debt Securities are to be issued pursuant to an Amended and Restated Indenture (as so amended and restated, the "ENERGY FINANCE
INDENTURE"), dated as of October 16, 2001, between Energy Finance and the Trustee, which is incorporated by reference as an exhibit to the Registration
Statement. The Energy Finance II Debt Securities are to be issued pursuant to an indenture, dated as of October 18, 2001, between Energy Finance II and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 18, 2001, thereto (as so supplemented, (the "ENERGY FINANCE II
INDENTURE" and, together with the Energy Finance Indenture, the "SUBSIDIARY
INDENTURES"), which is incorporated by reference as an exhibit to the Registration Statement. . The Energy Finance Guarantees are to be issued by the
Company pursuant to a Guarantee Agreement, dated as of April 25, 2001, as amended by the First Amendment to Guarantee Agreement, dated as of October 16, 2001 between the Company and the Trustee, which is incorporated by reference as an exhibit to the Registration Statement. The Energy Finance II Guarantees are to be issued by the Company pursuant to a Guarantee Agreement, dated as of October 18, 2001, as amended by the First Amendment to Guarantee Agreement, dated as of October 18, 2001 between the Company and the Trustee, which is incorporated by reference as an exhibit to the Registration Statement.

We have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of Energy Finance and Energy Finance II, including the corporate and organizational


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April 4, 2002
Page 1


documents of Energy Finance and Energy Finance II, minutes and records of the corporate proceedings of the Energy Finance and Energy Finance II with respect to the registration and proposed issuance of the above-referenced securities and the Registration Statement and the exhibits thereto, and other documents and conducted such other examinations as we have considered necessary or desirable to enable us to express the opinions hereinafter set forth. In such examination we have assumed the legal capacity of all individuals, the veracity of the information contained in the documents, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies of original documents.

In stating our opinions, we have also assumed the completeness, truth and accuracy of all facts set forth in official public records and certificates and other documents supplied by public officials.

We are solicitors qualified to practice law in the Province of Nova Scotia and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein.


As to various questions of fact material to our opinion, which we have not verified independently, we have relied upon documents or certificates of governmental authorities and the Company or its officers. In expressing the opinion in paragraph (a) with respect to the valid existence of the Energy
Finance and Energy Finance II we have relied exclusively on Certificates of Status issued under the Companies Act (Nova Scotia) dated on April 4, 2002, copies of which have been provided to you.


On the basis of the foregoing we are of the opinion that:

(a) Each of Energy Finance and Energy Finance II has been duly incorporated, is validly existing as an unlimited company in good standing under the laws of the jurisdiction of its incorporation.

(b)   Assuming that (i) each of the Subsidiary Indentures, the Energy Finance
      Debt Securities and the Energy Finance II Debt Securities is authorized, executed and delivered and constitutes an enforceable obligation of Energy
      Finance or Energy Finance II, as applicable, under the laws of the State of New York as provided therein, and (ii) the choice of the laws of the State of New York to govern the Energy Finance Debt Securities and the
      Energy Finance II Debt Securities is bona fide, the choice of the laws of the State of New York to govern the Energy Finance Debt Securities and the Energy Finance II Debt Securities will be upheld as a valid choice of law and, if specifically pleaded and proved, the laws of the State of New York will be applied by the courts of competent jurisdiction in the Province of Nova Scotia, except with respect to procedure, which will be governed by the laws of Nova Scotia; provided that such choice of law is not contrary to public policy, as that term is understood under Nova Scotia law. Those lawyers in our firm engaged in the preparation of this opinion have no knowledge that Nova Scotia public policy would be breached by application of laws of the State of New York to the Energy Finance Debt Securities and the Energy Finance II Debt Securities.

Consent is hereby given to the filing, as an exhibit to the Registration
Statement, of this letter. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act.

Yours truly,

STEWART MCKELVEY STIRLING SCALES